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                                                                 EXHIBIT 5


                                November 3, 1997


Nanophase Technologies Corporation
453 Commerce Street
Burr Ridge, Illinois  60521

      RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have acted as counsel for Nanophase Technologies Corporation, an Illinois corporation which prior to consummation of the Offering (as defined herein) will be reincorporated in Delaware (the "Company"), in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the Company's initial public offering (the "Offering") of up to 5,750,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), including the 750,000 shares of Common Stock issuable upon exercise in full of the Underwriters' (as defined herein) over-allotment option (collectively, the "Shares").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, as amended, (b) the Certificate of Incorporation of the Company, (c) the By-Laws of the Company, (d) resolutions adopted by the Board of Directors of the Company in connection with the Offering and (e) the form of Underwriting Agreement (the "Underwriting Agreement") between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Furman Selz LLC and Oppenheimer & Co., Inc., as representatives of the several underwriters (collectively, the "Underwriters").

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further

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Nanophase Technologies Corporation
November 3, 1997
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assumed that all natural persons involved in the Offering as contemplated by the Registration Statement, as amended, have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

     Based upon and subject to the foregoing, it is our opinion that the 5,750,000 Shares covered by the Registration Statement (including the 750,000 Shares issuable upon exercise in full of the Underwriters' over-allotment option), when issued by the Company pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                     Very truly yours,

                                     /s/ KATTEN MUCHIN & ZAVIS

                                     KATTEN MUCHIN & ZAVIS